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                                                                     EXHIBIT 11

                                   FINE HOST CORPORATION
                               COMPUTATION OF PER SHARE LOSS
                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                 THREE MONTHS ENDED            NINE MONTHS ENDED
                                                 ------------------            -----------------
                                             SEPTEMBER 24,  SEPTEMBER 25,  SEPTEMBER 24,  SEPTEMBER 25,
                                                 1997           1996           1997           1996
                                             -------------  -------------  -------------  -------------
                                                      (as restated)              (as restated)


Loss applicable to Common Stock                  $(2,658)       $(354)       $(8,714)       $(2,589)

Stock warrant accretion                                -            -              -         (1,300)

Net loss attributable to Common
     Stockholders                                $(2,658)       $(354)       $(8,714)       $(3,889)
                                                 --------       ------       --------       --------
                                                 --------       ------       --------       --------
Weighted average number of common shares
     Outstanding                                   8,958        6,165          8,549          3,523

Average convertible Preferred shares
     outstanding                                       -            -              -              -

Assumed conversion of:

     Warrants                                          -            -              -              -

     Options                                           -            -              -              -

     Subordinated Notes                                -            -              -              -
                                                 --------       ------       --------       --------
Average number of shares of Common Stock
     outstanding                                   8,958        6,165          8,549          3,523
                                                 --------       ------       --------       --------
                                                 --------       ------       --------       --------
Net loss per share                                $ (.30)      $ (.06)       $ (1.02)       $ (1.10)
                                                 --------       ------       --------       --------
                                                 --------       ------       --------       --------

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